Exhibit 99.1

H. Patrick Dee Chief Operating Officer (505) 241-7102	Christopher C. Spencer Chief Financial Officer (505) 241-7154

FIRST STATE ANNOUNCES NEW SHARE REPURCHASE PROGRAM

Albuquerque, NM-March 27, 2007

The First State Bancorporation (NASDAQ:FSNM) Board of Directors announced today that they have authorized the repurchase, through a revised share repurchase program, of up to 5 percent of the current 20.8 million common shares outstanding. The amount and timing of the repurchases, if any, will depend on market conditions, share price, trading volume and other factors, and there is no assurance that the Company will repurchase shares during any period. The repurchase program will not be limited to a specific time period.

On Tuesday, March 27, 2007, First State's stock opened at $21.63 per share.

ABOUT FIRST STATE

First State is a New Mexico-based bank holding company. First State provides commercial banking services to businesses through its subsidiary bank, First Community Bank. On March 27, 2007, First State operated 61 branch offices in New Mexico, Colorado, Arizona and Utah

Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on First State current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by First State. For a detailed discussion of these statements, please refer to First State's filings with the SEC, especially in the "risk factors" sections of First State's Annual Report on Form 10-K for the year ended Dec. 31, 2006, and in subsequent filings with the SEC. First State assumes no obligation and expressly disclaim any duty to update the information contained herein except as required by law.